UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2011
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 1.01	Entry into a Material Definitive Agreement.
          On January 24, 2011, Clinical Data, Inc. (the “Company”) announced that, on January 21, 2011, the U.S. Food and Drug Administration (the “FDA”) approved vilazodone HCl tablets, to be marketed under the brand name Viibryd™, for the treatment of major depressive disorder. In connection with the planned commercial launch of vilazodone, the Company’s wholly owned subsidiary, Trovis Pharmaceuticals LLC (formerly known as PGxHealth, LLC, “Trovis”), and ScinoPharm Taiwan, Ltd. (“ScinoPharm”) entered into a Commercial Supply Agreement, dated August 19, 2010 (the “ScinoPharm Agreement”), pursuant to which ScinoPharm agreed to provide the active pharmaceutical ingredient for vilazodone. In addition, on August 18, 2010, Trovis and Patheon Puerto Rico, Inc. and Patheon Pharmaceuticals Inc. (collectively, “Patheon”) entered into a Commercial Manufacturing Services Agreement (the “Patheon Agreement”) pursuant to which Patheon will manufacture the tablets for vilazodone.
          The foregoing descriptions of the ScinoPharm Agreement and the Patheon Agreement contained in this Item 1.01 do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the contracts that are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Certain portions of these agreements have been omitted from this Current Report on Form 8-K and the versions of the agreements attached as Exhibit 10.1 and 10.2 hereto pursuant to a Confidential Treatment Request that the Company filed with the Securities and Exchange Commission at the time of filing this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.
          Under the terms of the Company’s license agreement with Merck KGaA (“Merck”), the FDA’s approval of vilazodone gave rise to a milestone payment by the Company to Merck of €9.5 million, payable in shares of the Company’s common stock. On January 24, 2011, the Company issued Merck 837,623 shares of its common stock as a milestone payment in an unregistered sale of its equity securities.
     The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the issuance of common stock to Merck pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Merck is an accredited investor, had access to information about the Company and its investment, and took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1†	Commercial Supply Agreement, dated August 19, 2010, between Trovis Pharmaceuticals LLC (formerly known as PGxHealth, LLC) and ScinoPharm Taiwan, Ltd.

10.2†	Commercial Manufacturing Services Agreement, dated August 18, 2010, by and among Trovis Pharmaceuticals LLC (formerly known as PGxHealth, LLC), Patheon Puerto Rico, Inc. and Patheon Pharmaceuticals Inc.

†	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: January 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Commercial Supply Agreement, dated August 19, 2010, between Trovis Pharmaceuticals LLC (formerly known as PGxHealth, LLC) and ScinoPharm Taiwan, Ltd.

10.2†	Commercial Manufacturing Services Agreement, dated August 18, 2010, by and among Trovis Pharmaceuticals LLC (formerly known as PGxHealth, LLC), Patheon Puerto Rico, Inc. and Patheon Pharmaceuticals Inc.

†	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.